UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433
May 16, 2023

EXPLANATORY STATEMENT

This Amendment No. 1 to the Definitive Proxy Statement of Globalstar, Inc. (the “Company”) amends and supersedes only those items of the Definitive Proxy Statement originally filed with the Securities and Exchange Commission on May 12, 2023 (the “Proxy Statement”) which are contained in this amendment. All other information in the Proxy Statement remains unchanged.

In response to inquiries, the Company is providing this amendment solely to supplement certain information in the Proxy Statement. Specifically, this amendment relates to “Proposal 5 – Company’s entry into the Guaranty of certain of the Company’s obligations under its Prepayment Agreements with an affiliate of the Thermo Companies,” on page 38 of the Proxy Statement. The Proposal 5 set forth below amends and replaces “Proposal 5 – Vote Required to Approve the Thermo Guaranty” as contained in the Proxy Statement. This amendment does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains important additional information. We encourage you to read this amendment together with the Proxy Statement. If you have already submitted your proxy, you do not need to take any action unless you wish to change or revoke your vote. The Proxy Statement provides instructions for how to change or revoke your vote.

Vote Required to Approve the Thermo Guaranty

Because the Thermo Guaranty and the Warrants provide for a transaction between Thermo, on one hand, and the Company, on the other, which has a value greater than $5 million, as determined by the Company’s Strategic Review Committee, it is a Related Party Transaction under our Certificate of Incorporation. Under our Certificate of Incorporation, Related Party Transactions must be approved by the affirmative vote of a majority of shares of common stock of the Company owned by stockholders other than Thermo and voting affirmatively or negatively on the matter. For the avoidance of doubt, because the affirmative vote of a majority of shares of common stock of the Company owned by stockholders other than Thermo and voting affirmatively or negatively on the matter is required to approve this Proposal No. 5, shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not, by definition, affect its outcome.

Accordingly, the affirmative vote of the holders of a majority of the shares of common stock other than Thermo represented, in person or by proxy entitled to vote at the meeting, and voting affirmatively or negatively on the matter, is required to approve this Proposal No. 5. Thermo is not eligible to vote on Proposal No. 5.